CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 27, 2026, relating to the financial statements and financial highlights of Polen Dividend Income ETF, a series of Elevation Series Trust, which are included in Form N-CSR for the year ended December 31, 2025, and of our report dated December 23, 2025, relating to the financial statements and financial highlights of Polen International Dividend Income ETF, a series of Elevation Series Trust, which are included in Form N-CSR for the period ended October 31, 2025, and to the references to our firm under the headings “Common Questions and Answers About the Proposed Reorganizations” in the Combined Proxy Statement and Prospectus, “Service Providers”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Proxy Statement/Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Greenwood Village, Colorado

August 5, 2026